UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2022

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 Third Avenue

27th Floor

New York, NY 10017

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 12, 2022, after a hearing before the Nasdaq Hearings Panel (the “Panel”) on March 31, 2022, for failure to comply with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Rule”), Staffing 360 Solutions, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) notifying the Company that the Panel determined to grant the Company’s request for continued listing on The Nasdaq Stock Market LLC (“Nasdaq”) through June 22, 2022, subject to certain conditions. On May 3, 2022, the Company sent a letter to the Panel updating the Panel on the Company’s plan to obtain compliance with the minimum bid price requirement and to request an extension of time, through July 11, 2022, to evidence full compliance with the terms of the Panel’s previous decision. On May 4, 2022, the Company received notice that the Panel had agreed to the Company’s request for continued listing on Nasdaq through July 11, 2022, subject to the following: (i) on or about May 26, 2022, the Company will advise the Panel of the status of the proxy statement it plans to file to obtain shareholder approval for a reverse stock split, (ii) on or about June 23, 2022, the Company will advise the Panel on the status of the shareholder meeting it plans to hold to obtain approval of the reverse stock split, (iii) on or about June 24, 2022, the Company will effect a reverse stock split and (iv) on or before about July 11, 2022, the Company shall demonstrate compliance with Nasdaq Listing Rule 5550(a)(2) by evidencing a closing bid price above $1.00 per share for the previous ten consecutive trading sessions.

As previously reported, on May 20, 2022, the Company received a notice from the Staff notifying the Company that as the Company had not yet filed its Form 10-Q for the period ended April 2, 2022, such matter served as a basis for delisting the Company’s securities from Nasdaq in addition to the matters previously reported.

On July 15, 2022, the Company received a letter from the Staff (the “Notice”) informing the Company that it had regained compliance with the Rule and the subsequent delinquency concerns as described above. The Notice additionally informed the Company, which was under a panel monitor until June 28, 2022 (the “Panel Monitor”), pursuant to a Panel decision dated June 28, 2021, that it is in compliance with the terms of the Panel Monitor. The Company is now in compliance with the listing requirements required for continued listing on Nasdaq. Accordingly, the Panel determined to continue the listing of the Company’s securities on Nasdaq and the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2022	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer